     As filed with the Securities and Exchange Commission on August 6, 2002



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

                          Date of Report: July 29, 2002
                        (Date of earliest event reported)



                     SECURITY ASSOCIATES INTERNATIONAL, INC.
             (Exact name of registrant as specified in the charter)

         Delaware                     000-20870                87-0467198
(State or other Jurisdiction    (Commission File No.)        (IRS Employer
     of incorporation)                                     Identification No.)



                  2101 South Arlington Heights Road, Suite 150
                     Arlington Heights, Illinois 60005-4142
                    (Address of Principal Executive Offices)

                                 (847) 956-8650
               (Registrant's telephone number including area code)

                                       n/a
          (Former name or former address, if changed since last report)




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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On August 1, 2002, SAI dismissed Arthur Andersen LLP who was its principal accountant. SAI had received qualified opinions during the last two fiscal years from Arthur Andersen, however the reasons for dismissal were unrelated. There were no disagreements with the accountants on any matter of accounting principles during the past two years. Rather, Arthur Andersen was dismissed due to certain events surrounding Arthur Andersen. The decision to change independent auditors was recommended by our audit committee and approved by the entire board of directors of SAI.

On August 1, 2002, SAI engaged McGladrey & Pullen, LLP as its audit firm.

SAI has not been able after reasonable efforts to obtain a letter confirming Arthur Andersen's agreement to the content of this filing.

During the fiscal years ended 2000 and 2001 and through the date of SAI's decision, SAI did not consult McGladrey & Pullen, LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304 (a) (2) (i) and (ii) of Regulation S-K.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Security Associates International, Inc.
                                                      (Registrant)

                                         By:/s/ Raymond Gross
                                             Raymond Gross
                                             President, Chief Executive Officer

Date: August 6, 2002





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